Exhibit 10.3C

ADDENDUM

TO

STOCK OPTION AGREEMENT

The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement (the “Option Agreement”) by and between Masergy Communications, Inc. (the “Corporation”) and                      (“Optionee”) evidencing the stock option (the “Option”) granted on this date to Optionee under the terms of the Corporation’s 2010 Incentive Compensation Plan, and such provisions shall be effective immediately. All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Option Agreement.

INVOLUNTARY TERMINATION FOLLOWING

A CHANGE IN CONTROL

1. If the Option is to be assumed by the successor corporation (or the parent thereof) in connection with a Change in Control or is otherwise to be continued in full force and effect pursuant to the terms of the Change in Control transaction, then the Option shall not, in accordance with Paragraph 6 of the Option Agreement, become exercisable on an accelerated basis upon the occurrence of that Change in Control, and the Option shall accordingly continue, over Optionee’s period of Service following the Change in Control, to become exercisable for the Option Shares in one or more installments in accordance with the provisions of the Option Agreement. However, upon an Involuntary Termination of Optionee’s Service within                      (    ) months following such Change in Control, the Option (as so assumed or continued in effect) to the extent outstanding at such time but not otherwise fully exercisable shall automatically accelerate so that such Option shall immediately become exercisable for all the Option Shares at the time subject to the Option and may be exercised for any or all of those Option Shares as vested shares. The Option shall remain so exercisable until the earlier of (i) the Expiration Date or (ii) the expiration of the one (1)-year period measured from the date of the Involuntary Termination.

2. For purposes of this Addendum, an Involuntary Termination shall mean the termination of Optionee’s Service by reason of:

(i) Optionee’s involuntary dismissal or discharge by the Corporation for reasons other than for Misconduct, or

(ii) Optionee’s voluntary resignation following (A) a change in Optionee’s position with the Corporation (or any Parent or Subsidiary) which materially reduces Optionee’s duties, responsibilities or authority, (B) a material diminution in the duties, responsibilities or authority of the person to whom Optionee reports, (C) a material reduction in Optionee’s level of base compensation, with a reduction of more than fifteen percent (15%) to be deemed material for such purpose, or (D) a material relocation of such individual’s place of employment, with a relocation of more than fifty (50) miles to be deemed material for such purpose, provided, however, that (I) such event or transaction is effected by the Corporation without Optionee’s consent and (II) Optionee’s resignation for any of the foregoing reasons shall constitute an Involuntary Termination only if the following requirements are satisfied: (i) Optionee provides written notice to the Corporation of the event or transaction constituting grounds for such resignation within sixty (60) days after the occurrence of that event or transaction, (ii) the Corporation fails to take the requisite remedial action with respect to such event or transaction within thirty (30) days after receipt of such notice and (iii) Optionee resigns from his or her employment with the Corporation (or Parent or Subsidiary employer) within one hundred twenty (120) days following the initial occurrence of the event or transaction constituting grounds for such resignation.

3. The provisions of Paragraph 1 of this Addendum shall govern the period for which the Option (as assumed or continued in effect) is to remain exercisable following the Involuntary Termination of Optionee’s Service within             (__) months after the Change in Control and shall supersede any provisions to the contrary in Paragraph 5 of the Option Agreement. The provisions of this Addendum shall also supersede any provisions to the contrary in Paragraph 16 of the Option Agreement concerning the deferred exercisability of the Option.

IN WITNESS WHEREOF, Masergy Communications, Inc. has caused this Addendum to be executed by its duly-authorized officer as of the Effective Date specified below.

MASERGY COMMUNICATIONS, INC.

By:

Title:

EFFECTIVE DATE:                                 ,

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